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                                                                   EXHIBIT 10.21

                                                                        MORTGAGE
                                               THIS IS A FUTURE ADVANCE MORTGAGE
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         THIS MORTGAGE is made as of October 31, 1995, between MEDAR, INC., a
Michigan corporation, whose address is 38700 Grand River, Farmington Hills, MI 48335-1563 (the "Mortgagor"), and NBD Bank, with an office at 235 Sheldon Road, Plymouth, Michigan 48170 (the "Mortgagee").

The Mortgagor MORTGAGES AND WARRANTS to the Mortgagee real property and all the buildings, structures and improvements on it, more fully described on Schedule A attached hereto, located in the City of Farmington Hills, County of Oakland, State of Michigan (the "Premises") commonly known as: 24755 Crestview, Farmington Hills, Michigan. Tax Parcel Identification No. 23-19-326-048

The Premises shall also include all of the Mortgagor's right, title and interest in and to the following:

(1)      All easements, rights-of-way, licenses, privileges and hereditaments.

(2) Land lying in the bed of any road, or the like, opened, proposed or vacated, or any strip or gore, adjoining the Premises.

(3) All machinery, apparatus, equipment, fittings, fixtures and articles of personal property of every kind and nature whatsoever located now or in the future in or upon the Premises and used useable in connection with any present or future operation of the Premises (all of which is called "Equipment"). It is agreed that all Equipment is part of the Premises and appropriated to use of the real estate and, whether affixed or annexed or not, shall for the purposes of this Mortgage unless the Mortgagee shall otherwise elect, be deemed conclusively to be real estate and mortgaged and warranted to the Mortgagee.

(4) All mineral, oil, gas and water rights, royalties, water and water stock, if any.

(5) All awards or payments including interest made as a result of: the exercise of the right of eminent domain, the alteration of the grade of any street, any loss of or damage to any building or other improvement on the Premises, any other injury to or decrease in the value of the Premises, any refund due on account of the payment of real estate taxes, assessments or other charges levied against or imposed upon the Premises, and the reasonable attorney fees, costs and disbursements incurred by the Mortgagee in connection with the collection of any such award or payment.

(6) All of the rents, issues, income and profits of the Premises under present or future leases, or otherwise, including but not limited to all rights conferred by Act No. 210 of Michigan Public Acts of 1953, as amended. (MCL 554.231 ET SEQ.)

The Premises are unencumbered except as set forth on Schedule B attached hereto. ("Permitted Encumbrances"). If the Premises are encumbered by Permitted Encumbrances, the Mortgagor shall perform all obligations and make all payments as required by the Permitted Encumbrances. The Mortgagor shall provide copies of all writings pertaining to Permitted Encumbrances, and the Mortgagee is authorized to request and receive that information from any other person without the consent or knowledge of the Mortgagor.
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THE DEBT.  This Mortgage secures the following (the "Debt"):

(i) NOTE: The Installment Business Loan Note dated October 31, 1995 in the principal amount of $2,540,000 executed and delivered by Mortgagor to the Mortgagee, together with all extensions, renewals, modifications, and replacements; and

(ii) FUTURE ADVANCES AND CROSS-LIEN: All other present and future, direct and indirect obligations and liabilities of the Mortgagor, with or without others, however evidenced, to the Mortgagee, and all future advances, whether obligatory or optional, from the Mortgagee to the Mortgagor, with or without others. (This shall not apply to any obligation or debt incurred for personal, family or household purposes unless the note or guaranty expressly states that it is secured by this Mortgage.)

This Mortgage shall also secure the performance of the promises and agreements contained in this Mortgage.

The Mortgagor promises and agrees as follows:

         1. PAYMENT OF DEBT; PERFORMANCE OF OBLIGATIONS. The Mortgagor shall promptly pay when due, whether by acceleration or otherwise, the Debt for which the Mortgagor is liable, and shall promptly perform all obligations to which the Mortgagor has agreed under the terms of this Mortgage and any loan documents evidencing the Debt.

         2. TAXES. The Mortgagor shall pay, when due, and before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions, and other charges which may become a lien prior to this Mortgage. Should the Mortgagor fail to make such payments, the Mortgagee may, at its option and at the expense of the Mortgagor, pay the amounts due and receipts evidencing payment. The Mortgagor shall promptly notify the Mortgagee of any lien on all or any part of the Premises and shall promptly discharge any unpermitted lien or encumbrance.

         3. CHANGE IN TAXES. In the event of the passage of any law or regulation, state, federal or municipal, subsequent to the date of this Mortgage in any manner changing or modifying the laws now in force governing the taxation of mortgages or debts secured by mortgages, or the manner of collecting such taxes, the Debt shall become due and payable immediately at the option of the Mortgagee.

         4. INSURANCE. Until the debt is fully paid the Mortgagor shall keep the Premises and the present and future buildings and other improvements on the Premises, constantly insured for the benefit of the Mortgagee, against fire and such other hazards and risks customarily covered by the standard form of extended coverage endorsement available in the State of Michigan, including risks of vandalism and malicious mischief, and shall further provide flood insurance (if the Premises are situated in an area designated as a flood risk area by the Director
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of the Federal Emergency Management Agency or as otherwise required by the
Flood Disaster Protection Act of 1973 and regulations issued under it), and such other appropriate insurance as the Mortgagee may require from time to time. All insurance policies and renewals must be acceptable to Mortgagee, must provide for payment to the Mortgagee in the event of nonrenewal or cancellation, and must be delivered to the Mortgagee. Should the Mortgagor fail to insure or fail to pay the premiums on any insurance or fail to deliver the policies or certificates or renewals to the Mortgagee, then the Mortgagee at its option may have the insurance written or renewed and pay the premiums for the account of the Mortgagor. In the event of loss or damage, the proceeds of the insurance shall he paid to the Mortgagee alone. No loss or damage shall itself reduce the Debt. The Mortgagee is authorized to adjust and compromise a loss without the consent of the Mortgagor, to collect, receive and receipt for any proceeds in the name of the Mortgagee and the Mortgagor and to endorse the Mortgagors name upon any check in payment of proceeds. The proceeds shall be applied first toward reimbursement of all costs and expenses of the Mortgagee in collecting the proceeds and then toward payment of the Debt or any portion of it, whether or not then due or payable, or the Mortgagee at its option may apply the proceeds, or any part to the repair or rebuilding of the Premises provided that Mortgagor is not then or at any time during the course of restoration of the Premises in default under this Mortgage and has complied with all requirements for application of the proceeds to restoration of the Premises as Mortgagee, in its sole discretion, may establish.

         5. RESERVES FOR TAXES AND INSURANCE. The Mortgagor shall, if requested by the Mortgagee, pay to the Mortgagee, at the time of and in addition to the scheduled installments of principal and/or interest due under the Debt a sum equal to one-twelfth (1/12th) of (a) the amount estimated by Mortgagee to be sufficient to enable Mortgagee to pay at least thirty (30) days before they become due and payable, all taxes assessments and other similar charges levied against the Premises' and (b) the amount of the annual premiums on any policies of insurance required to be carried by Mortgagor. Mortgagee shall apply the sums to pay the tax and insurance items. These sums may be commingled with the general funds of Mortgagee, and no interest shall be payable on them nor shall these sums be deemed to be held in trust for the benefit of Mortgagor. Upon notice at any time, the Mortgagor will, within ten
(10) days, deposit such additional sum as may be required for the payment of increased taxes, assessments, charges or premiums. In the event of foreclosure of this Mortgage, any of the moneys then remaining on deposit with the Mortgagee or its agent shall he applied against the Debt prior to the commencement of foreclosure proceedings. The obligation of the Mortgagor to pay taxes, assessments, charges or insurance premiums is not affected or modified by the arrangements set out in this paragraph. Any default by the Mortgagor in the performance of the provisions of this paragraph shall constitute a default under this Mortgage. Mortgagee shall not request the reserves provided for in this clause as long as there is no default by Mortgagor under this Mortgage and Mortgagor retains title to the Premises.

         6. WASTE. The Mortgagor shall keep the Premises in good repair, shall not commit or permit waste on the Premises nor do any other act causing the Premises to become less valuable. Non-payment of taxes and cancellation of insurance shall each constitute waste as provided by MCL 600.2927. The Mortgagor consents to the appointment of a receiver under this
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statute should the Mortgagee elect to seek such relief. Should the Mortgagor fail to effect the necessary repairs, the Mortgagee may at its option and at the expense of the Mortgagor make the repairs for the account of the Mortgagor. The Mortgagor shall use and maintain the Premises in conformance with all applicable laws, ordinances and regulations. The Mortgagee or its authorized agent shall have the right to enter upon and inspect the Premises at all reasonable times.

         7. ALTERATIONS, REMOVAL. No building, structure, improvement, fixture or personal property constituting any part of the Premises shall be removed, demolished or substantially altered without the prior written consent of the Mortgagee.

         8. PAYMENT OF OTHER OBLIGATIONS. The Mortgagor shall also pay all other obligations which may become liens or charges against the Premises for any present or future repairs or improvements made on the Premises, or for any other goods, services, or utilities furnished to the Premises and shall not permit any lien or charge of any kind securing the repayment of borrowed funds (including the deferred purchase price for any property) to accrue and remain outstanding against the Premises.

         9. ASSIGNMENT OF LEASES AND RENTS. As additional security for the Debt, the Mortgagor assigns to the Mortgagee all oral or written leases, and the rents, issues, income and profits under all leases or licenses of the Premises, present and future, including all rights conferred by MCL 554.231 ET SEQ. and MCL 554.211 ET SEQ. This assignment shall he operative in the event of default and during any foreclosure or other proceeding taken to enforce this Mortgage, and during any redemption period. The Mortgagor will comply with all terms of all leases.

         10. ASSIGNMENT OF INTEREST AS TENANT OR PURCHASER. If the Mortgagor's interest in the Premises is that of a tenant or a purchaser, the Mortgagor also assigns, mortgages and warrants to the Mortgagee, as additional security for the Debt, all of the Mortgagor's right, title and interest in and to any leases, land contracts or other agreements by which the Mortgagor is leasing or purchasing any part or all of the premises, including all modifications, renewals and extensions and all of the Mortgagor's right, title or interest in any purchase options contained in any lease or other agreement. The Mortgagor agrees to pay each installment of rent, principal and interest required to be paid by it under the lease, land contract or other agreement when each installment becomes due and payable whether by acceleration or otherwise. The Mortgagor further agrees to pay and perform all of its other obligations under the lease, land contract or other agreement.

         If the Mortgagor defaults in the payment of any installment of rent, principal, interest or in the payment or performance of any other obligation under the lease, land contract or other agreement, the Mortgagee shall have the right, but not the obligation, to pay the installment or installments and to pay or perform the other obligations on behalf of and at the expense of the Mortgagor. On receipt by the Mortgagee from the landlord or seller under the lease, land contract or other agreement of any written notice of default by the Mortgagor, the Mortgagee
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may rely on the notice as cause to take any action it deems necessary or reasonable to cure a default even if the Mortgagor questions or denies the existence or nature of the default.

         11. SECURITY AGREEMENT. This Mortgage also constitutes a security agreement within the meaning of the Michigan Uniform Commercial Code ("UCC") and Mortgagor grants to Mortgagee a security interest in any Equipment and other personal property included within the definition of Premises. Accordingly, Mortgagee shall have all of the rights and remedies available to a secured party under the UCC. Upon the occurrence of an event of default under this Mortgage, the Mortgagee shall have in addition to the remedies provided by this Mortgage, the right to use any method of disposition of collateral authorized by the UCC with respect to any portion of the Premises subject to the UCC.

         12. REIMBURSEMENT OF ADVANCES. If Mortgagor fails to perform any of its obligations under this Mortgage, or if any action or proceeding is commenced which materially affects Mortgagee's interest in the Premises (including but not limited to a lien priority dispute, eminent domain, code enforcement, insolvency, bankruptcy or probate proceedings), then Mortgagee at its sole option may make appearances, disburse sums and take any action it deems necessary to protect its interest (including but not limited to disbursement of reasonable attorney's fees and entry upon the Premises to make repairs). Any amounts disbursed shall become additional Debt, shall be immediately due and payable upon notice from the Mortgagee to the Mortgagor, and shall bear interest at the highest rate payable on the Debt.

         13. DUE ON TRANSFER. If all or any part of the Premises or any interest in the Premises is transferred without Mortgagee's prior written consent, Mortgagee may, at its sole option, declare the Debt to be immediately due and payable.

         14. NO ADDITIONAL LIEN. Mortgagor covenants not to execute any mortgage, security agreement, assignment of leases and rentals or other agreement granting a lien against the interest of Mortgagor in the Premises without the prior written consent of Mortgagee, and then only when the document granting that lien expressly provides that it shall he subject to the lien of this Mortgage for the full amount secured by this Mortgage, and shall also be subject and subordinate to any then existing or future leases affecting the Premises.

         15. EMINENT DOMAIN. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any road, alley, or the like, or other injury or damage to or decrease in value of the Premises by any public or quasi-public authority or corporation, the Mortgagor shall continue to pay the Debt in accordance with the terms of the underlying loan documents until any award or payment shall have been actually received by Mortgagee. By executing this Mortgage, the Mortgagor assigns the entire proceeds of any award or payment and any interest to the Mortgagee. The proceeds shall he applied first toward reimbursement of all costs and expenses of the Mortgagee, including reasonable attorney fees of the Mortgagee in collecting the proceeds and then toward payment of the Debt whether or not then due or payable, or the Mortgagee at its option may apply the proceeds, or any part to the alteration, restoration or rebuilding of the Premises.
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         16.     ENVIRONMENTAL MATTERS. The Mortgagor represents and warrants to the Mortgagee that (a) the Mortgagor has not used Hazardous Materials (as defined below), on, from or affecting the Premises in any manner which violates any Governmental Regulation (as defined below) governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and, to the best of the Mortgagor's knowledge, no prior owner of the Premises or any existing or poor tenant, or occupant has used Hazardous Materials on, from or affecting the Premises in any manner which violates any Governmental Regulation governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; (b)the Mortgagor has never received any notice of any violations (and is not aware of any existing violations) of Governmental Regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling,production or disposal of Hazardous Materials at the Premises and, to the best of the Mortgagor's knowledge, there have been no actions commenced or threatened by any party for noncompliance which affects the Premises; (c) Mortgagor shall keep or cause the Premises to be kept free of Hazardous Materials except to the extent that such Hazardous Materials are stored and/or used in compliance with all applicable Governmental Regulation and, without limiting the foregoing, Mortgagor shall not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials, except in compliance with all applicable Governmental Regulation, nor shall Mortgagor cause or permit, as a result of any intentional or unintentional act or omission on the part of Mortgagor or any tenant, subtenant or occupant, a release, spill, leak or emission of Hazardous Materials onto the Premises or onto any other contiguous property; (d) the Mortgagor shall conduct and complete all investigations, including a comprehensive environmental audit, studies, sampling, and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on, under, from or affecting the Premises as required by all applicable Governmental Regulation, to the satisfaction of the Mortgagee, and in accordance with the orders and directives of all federal, state and local governmental authorities. If the Mortgagor fails to conduct an environmental audit required by such governmental authorities or the Mortgagee, then the Mortgagee may at its option and at the expense of the Mortgagor, conduct such an audit. Any such audit conducted by Mortgagee shall be conducted solely for the benefit of and to protect the interests of Mortgagee and shall not be relied upon by Mortgagor or any third party for any purpose whatsoever, including, but not limited to Mortgagor's or any third party's obligation, if any, to conduct an independent environmental investigation of its own. By conducting any such audit, Mortgagee does not assume any control over the environmental affairs or operations of Mortgagor nor assume any obligation or liability to Mortgagor or any third party.

Subject to the limitations set forth below, the Mortgagor shall defend, indemnify and hold harmless the Mortgagee, its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting the Premises or the soil, water, vegetation,
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buildings, personal property, persons or animals; (b) any personal injury
(including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials on the Premises, (c) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials with respect to the Premises, and/or (d) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Mortgagee, which are based upon or in any way related to such Hazardous Materials used on the Premises. The indemnity obligations under this paragraph are specifically limited as follows:

(i) The Mortgagor shall have no indemnity obligation with respect to Hazardous Materials that are first introduced to the Premises or any part of the Premises subsequent to the date that the Mortgagor's interest in and possession of the Premises or any part of the Premises shall have fully terminated by foreclosure of this Mortgage or acceptance of a deed in lieu of foreclosure;

(ii) The Mortgagor shall have no indemnity obligation with respect to any Hazardous Materials introduced to the Premises or any part of the Premises by the Mortgagee, its successors or assigns.

         The Mortgagor agrees that in the event this Mortgage is foreclosed or the Mortgagor tenders a deed in lieu of foreclosure, the Mortgagor shall deliver the Premises to the Mortgagee free of any and all Hazardous Materials which are then required to be removed (whether over time or immediately) pursuant to applicable federal, state and local laws, ordinances, rules or regulations affecting the Premises.

         The provisions of this section shall he in addition to any and all other obligations and liabilities the Mortgagor may have to the Mortgagee under the Debt, any loan document, and in common law, and shall survive (a) the repayment of all sums due for the debt, (b)the satisfaction of all of the other obligations of the Mortgagor in this Mortgage and under any loan document, (c) the discharge of this Mortgage, and (d) the foreclosure of this Mortgage or acceptance of a deed in lieu of foreclosure. Notwithstanding anything to the contrary contained in this Mortgage, it is the intention of the Mortgagor and the Mortgagee that the indemnity provisions of this section shall only apply to an action commenced against any owner or operator of the Premises in which any interest of the Mortgagee is threatened or any claim is made against the Mortgagee for the payment of money.

         For purposes of this Mortgage, "Hazardous Materials", means any materials or substance: (i) which is or becomes defined as a "hazardous substance", "pollutant" or "contaminant" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 USC 9601 et seq.) and amendments thereto and regulations promulgated thereunder: (ii) containing gasoline, oil, diesel fuel or other petroleum products; (iii) which is or becomes defined as a "hazardous waste" pursuant to the federal Resource Conservation and Recovery Act (42 USC 6901 et seq.) and amendments thereto and regulations promulgated thereunder; (iv) containing polychlorinated byphenyls (PCBs); (v) containing asbestos; (vi) which is radioactive: (vii) the presence of which requires investigation or remediation under any
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Governmental Regulation: or (viii) which is or becomes defined as a "hazardous waste", "hazardous substance", "pollutant", "contaminant" or biologically hazardous material under any Governmental Regulation.

         "Governmental Regulation(s)" means any law, regulation, rule. policy, ordinance or similar requirement of the United States, any state. and any county, city or other agency or subdivision of the United States or any state.

         17. EVENTS OF DEFAULT/ACCELERATION: Upon the occurrence of any of the following, the Mortgagee shall he entitled to exercise its remedies under this Mortgage or as otherwise provided by law: (l) The Mortgagor or, if other than the Mortgagor or all of the undersigned, any principal obligor of the Debt (collectively, the "Principal Obligor") fails to pay when due any amount payable under the note(s), the guaranty, or any other agreement evidencing the
Debt: (2) the Mortgagor or Principal Obligor (a) fails to observe or perform any other term of the note(s), the guaranty, or any other agreement evidencing the Debt,or (b) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Mortgagee; (3) the Mortgagor or Principal Obligor defaults under the terms of this Mortgage, any loan agreement, mortgage, security agreement, or other document executed as part of the Debt transaction or any guaranty of the Debt becomes unenforceable in whole or in part, or any guarantor fails to promptly perform under such a guaranty: (4) the Mortgagor fails to pay when due any amount payable under any note or agreement evidencing debt to the Mortgagee or defaults under the terms of any agreement or instrument relating to or securing any debt for borrowed money owing to the Mortgagee; (5) a "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Mortgagor or Principal Obligor or any affiliate of the Mortgagor or Principal Obligor; (6) the Mortgagor or Principal Obligor becomes insolvent or unable to pay its debts as they become due; (7) the Mortgagor or Principal Obligor (a) makes an assignment for the benefit of creditors, or
(b)consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets, or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction; (8) a custodian, receiver, or trustee is appointed for the Mortgagor or Principal Obligor or for a substantial part of its assets without the consent of the party against which the appointment is made and is not removed within 60 days after such appointment; (9) proceedings are commenced against the Mortgagor or Principal Obligor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for 60 days after commencement; or the Mortgagor or Principal Obligor consents to the commencement of such proceedings; (10) any judgment is entered against the Mortgagor or Principal Obligor, or any attachment, levy, or garnishment is issued against any property of the Mortgagor or Principal Obligor; (11) any proceedings are instituted for the foreclosure or collection of any mortgage, judgment or lien affecting the Premises; (12) if Mortgagor sells, transfers or hypothecates any part of the Premises except as provided in this Mortgage without the prior written consent of the Mortgagee; (13) the Mortgagor or Principal Obligor dies; (14) the Mortgagor or Principal Obligor, without the Mortgagee's written consent, (a) is dissolved, (b) merges or consolidates
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with any third party, (c) sells a material part of its assets or business outside the ordinary course of its business, or (d) agrees to do any of the foregoing; (15) there is a substantial change in the existing or prospective financial condition of the Mortgagor or Principal Obligor which the Mortgagee in good faith determines to be materially adverse.

         18. REMEDIES UPON DEFAULT. Upon the occurrence of any of the events of default set forth in this Mortgage, the Mortgagee is authorized to commence foreclosure proceedings against the Premises through judicial proceedings or by advertisement, at the option of the Mortgagee, and to sell the Premises at public auction pursuant to law, and out of the proceeds to retain all sums due the Mortgagee, including the costs of the sale and reasonable attorney's fees, rendering any surplus to the Mortgagor. The Premises may be sold in one parcel as an entirety or in such parcels, manner and order as Mortgagee may elect. By executing this Mortgage, the Mortgagor waives, in the event of foreclosure of this Mortgage or the enforcement by the Mortgagee of any other rights and remedies in this Mortgage, any right otherwise available in respect to marshalling of assets which secure the Debt or to require the Mortgagee to pursue its remedies against any other such assets. The Mortgagor waives all rights to a hearing prior to sale in connection with any foreclosure of this Mortgage by advertisement and all notice requirements except as set forth in any applicable state statute providing for foreclosure by advertisement.

         19. PLEDGE. If a Principal Obligor owes all or any portion of the Debt ("Principal Obligor Debt(s)"), then the Mortgagor or those of the undersigned not personally liable on the Principal Obligator Debt(s), as the case may be (collectively, for purposes of this paragraph 19, the "Pledgor(s)"), agree(s) as follows:

(a) If any monies become available to the Mortgagee that the Mortgagee can apply to any Principal Obligor Debt(s), the Mortgagee may apply them in any manner it chooses, including applying them against liabilities of any Principal Obligor to the Mortgagee that are not part of any Principal Obligor Debt(s). Without notice to or the consent of any of the Pledgor(s), the Mortgagee may take any action it chooses against any Principal Obligor, against any collateral for any of the Principal Obligor Debt(s) or any other debt or obligation of any Principal Obligor to the Mortgagee, or against any other person liable for any of the Principal Obligor Debt(s). Without notice to or the consent of any of the Pledgor(s), the Mortgagee may release any Principal Obligor or anyone else from liability on any Principal Obligor Debt(s), either in whole or in part, or release any collateral for any Principal Obligor Debt(s) or any other debt or obligation of any Principal Obligor to the Mortgagee, and need not perfect a security interest in any collateral therefor. Before exercising its rights under this Mortgage, the Mortgagee need not exercise any rights that it has against any Principal Obligor or anyone else, including any right of set-off, or make any effort to realize on any other collateral securing any debt or other obligation (including Principal Obligor Debt(s)) of any Principal Obligor to the Mortgagee. If any Principal Obligor as is for more credit or any other benefit from the Mortgagee to be secured by this Mortgage, or agrees to incur additional obligations to the Mortgagee to be secured by this Mortgage, the Mortgagee may grant or permit it, as the case may be, without notice to or the consent of any of the Pledgor(s). The Mortgagee may similarly renew, extend, modify, and/or amend any debt or other obligation of any Principal Obligor to the Mortgagee (including Principal Obligor Debt(s)) and otherwise deal with any Principal Obligor or any other person as the Mortgagee chooses, all without notice to or the consent of any of the Pledgor(s). None of the obligations of any of the Pledgor(s) under this Mortgage shall be released or affected by (i) any act or omission of the Mortgagee; (ii) the voluntary or involuntary liquidation, sale, or other disposition of all or substantially all of the assets of any Principal Obligor; (iii) any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting any Principal Obligor or any of its assets; or (iv) any change in the composition or structure of any Principal Obligor or any of the Pledgor(s), including a merger or consolidation with any other entity.

(b) Before exercising any of its rights under this Mortgage, the Mortgagee is not required to try to collect first from any Principal Obligor, from any collateral for any debt or other obligation of any Principal Obligor to the Mortgagee (including Principal Obligor Debt(s)), or from any other person liable for any debt or other obligation of any Principal Obligor to the Mortgagee (including Principal Obligor Debt(s)). The Mortgagee's rights under this paragraph 19 and this Mortgage are unconditional and absolute, regardless of the unenforceability of any provision of any agreement between any Principal Obligor and the Mortgagee or the existence of any defense, setoff, or counterclaim that a Principal Obligor may or might be able to assert against the Mortgagee.

(c) Each of the Pledgor(s) expressly waive(s) all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security, and any other claim (as that term is defined in the federal Bankruptcy Code, as amended from time to time) that it may have or acquire in the future against a Principal Obligor, anyone else who may be liable on any Principal Obligor Debt(s), or any collateral therefor because of the existence of this Mortgage, its performance under this Mortgage, or the Mortgagee's availing itself of any rights or remedies under this Mortgage.

Each of the Pledgor(s) further agree(s) that if any payments to the Mortgagee on any of the Principal Obligor Debt(s) are wholly or partially invalidated, set aside, declared fraudulent, and/or required to be repaid to a trustee, receiver, or anyone else under any bankruptcy or insolvency act or code, under any state or federal law, or under common law or equitable principles, this Mortgage shall remain in full force and effect or reinstated, as the case may be, until payment in fall to the Mortgagee of (i) such repaid amounts, and (ii) all of the Debt, including Principal Obligor Debt(s), if any. If this Mortgage must be reinstated, the Mortgagor, including each of the Pledgor(s), agree(s) to execute and deliver to the Mortgagee a new mortgage in form and substance acceptable to the Mortgagee covering the Premises.

         20. REPRESENTATIONS. Mortgagor represents that it is a corporation duly organized, existing and in good standing under the laws of its state of incorporation, and that the execution and delivery of this Mortgage and the performance of the obligations it imposes are within its corporate powers, have been duly authorized by all necessary action of its board of directors, and do not contravene the terms of its articles of incorporation or by-laws.

Mortgagor represents that the execution and delivery of this Mortgage and the performance of the obligations it imposes do not violate any law and do not conflict with any agreement by which it is bound, and that no consent or approval of any governmental authority or any third party is required for the execution or delivery of this Mortgage or the performance of the obligations it imposes and that this Mortgage is a valid and binding agreement, enforceable in accordance with its terms. Mortgagor further represents that all balance sheets, profit and loss statements, and other financial statements, if any, furnished to the Mortgagee are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates.

         21. NOTICES. Notice from one party to another relating to this Mortgage shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth above by any of the following means: (a) hand delivery, (b)registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express, Purolator Courier or like overnight courier service or (e) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this paragraph shall be deemed delivered upon receipt if delivered by hand or wire transmission, 3 business days after mailing if mailed by first class registered or certified mall or one business day after mailing or deposit with an overnight courier service if delivered by express mall or overnight courier. This notice provision shall be inapplicable to any judicial or non- judicial proceeding where Michigan law governs the manner and timing of notices in foreclosure or receivership proceedings.

         22. MISCELLANEOUS. If any provision of this Mortgage is in conflict with any statute or rule of law or is otherwise unenforceable for any reason whatsoever, then the provision shall be deemed null and void to the extent of such conflict or unenforceability and shall be deemed severable from but shall not invalidate any other provisions of this Mortgage. No waiver by the Mortgagee of any right or remedy granted or failure to insist on strict performance by the Mortgagor shall affect or act as a waiver of any right or remedy of the Mortgagee, nor affect the subsequent exercise of the same right or remedy by the Mortgagee for any subsequent default by the Mortgagor, and all rights and remedies of the Mortgagee are cumulative.

These promises and agreements shall bind and these rights shall be to the benefit of the parties and their respective heirs, successors and assigns. If there is more than one Mortgagor or Pledgor(s), the obligations under this Mortgage shall be joint and several.

This Mortgage shall be governed by Michigan law except to the extent it is preempted by federal law or regulation.

         23. WAIVER OF JURY TRIAL. THE MORTGAGEE AND THE MORTGAGOR AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY

AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS MORTGAGE OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS MORTGAGE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN OR ACTIONS OF EITHER OF THEM. NEITHER THE MORTGAGEE NOR THE MORTGAGOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE MORTGAGEE OR THE MORTGAGOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.


WITNESS:                                MORTGAGOR:

 /s/ Glenn Ansiel
------------------------------          MEDAR, INC.
Name: Glenn Ansiel
                                        By:  /s/ Charles Drake
                                           ------------------------------------
 /s/ Julio Benitez
------------------------------             Its: President
Name: Julio Benitez                            --------------------------------




                                        ACKNOWLEDGEMENT


State of Michigan                 )
                                  ) SS
County of                         )

         This foregoing instrument was acknowledged before me on ______________, 1995 by ____________________________ the ________________ of
Medar, Inc. who by me duly sworn did state that he executed the foregoing by authority of the Board of Directors of Medar, Inc.


                                        ___________________________________
                                        Notary Public, _________ County, MI
                                        My Commission expires: ____________

DRAFTED BY AND WHEN
RECORDED RETURN TO:

Rebecca L. Burtless-Creps
Honigman Miller Schwartz and Cohn
2290 First National Building
Detroit, MI  48226

                                   SCHEDULE A
                               LEGAL DESCRIPTION

City of Farmington Hills, County of Oakland, State of Michigan: Part of Lot 6, all of Lot 7, and part of Lot 8 of "Farmington Grand River Industrial Park Subdivision" in part of the SW 1/4 of Section 19, TIN, R9E., City of Farmington Hills, Oakland County, Michigan (as recorded in Liber 144 of Plats, Pages 30, 40 and 41, Oakland County Records) and more particularly described as beginning at the Southerly corner of Lot 7, thence N. 56 Degrees 10' 46" W. 261.50 Ft.; thence S. 87 Degrees 46' 48" W. 321.45 Ft. to a point on the Southerly R.O.W. Line of M-102 Limited Access Highway (formerly I-96 Highway), thence N. 33 Degrees 08' 48" E. along said R.O.W. line 189.14 ft.; thence N. 45 Degrees 08' 48" E. along said R.O.W. line 284.34 ft.; thence W. 57 Degrees 08' 48" E along said R.O.W. line 283.77 ft; thence N. 69 Degrees 08' 48 E. along said R.O.W. line 69.00 ft; thence S. 02 Degrees 21' 11" E. 617.93 ft. to a point on the Northerly R.O.W. line of Crestview court (120 radius), thence on a curve to the left along said R.O.W. line (radius equals 120.00 ft, long Chord Bears S 60 Degrees 44' 16" W 108.63 ft.) a distance of 112.73 ft to the point of beginning.

                                   SCHEDULE B
                             PERMITTED ENCUMBRANCES
                    (All recorded in Oakland County Records)

         1.      Water Main Easements recorded at: (a)  Liber 7790, Page 576;
                 (b) Liber 7790, Page 577; (c) Liber 10142, Page 241.

         2. Easements in favor of The Detroit Edison Company and Michigan Bell Telephone recorded at Liber 5379, Page 403 and Liber 4389, Page 156.

         3. Public Utilities easements recorded at Liber 5132 of Plats, Page 527 and Liber 144 of Plats, Pages 39- 41.

         4. Building and Use Restrictions recorded at Liber 5132, Page 527 and Liber 10609, Page 312.